Exhibit 10.7

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of November 14, 2007, among SMART ONLINE, INC., a Delaware corporation (the “Company”), and Doron Roethler, as agent for the Investors (as defined below) (together with its successors and assigns in such capacity, “Collateral Agent”).

RECITALS

A. Company, Collateral Agent and certain purchasers (each an “Investor”, and collectively, the “Investors”) have entered into a Convertible Secured Subordinated Note Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which Company has issued convertible promissory notes, dated as of the date hereof (as amended, modified or otherwise supplemented from time to time, each a “Note” and collectively, the “Notes”).

B. In order to induce each Investor to extend the credit evidenced by the Notes, Company has agreed to enter into this Security Agreement and to grant Collateral Agent, for the benefit of itself and the Investors, the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Collateral Agent and the Investors as follows:

1.  Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Excluded Investment Property” means any and all right, title and interest of the Company in and to 100 shares of the capital stock of Smart Commerce, Inc., a Delaware corporation (“Smart Commerce”), issued to the Company, and respectively evidenced by stock certificate no. 1 and all rights incident thereto, and in and to any additional interest in Smart Commerce hereafter acquired by the Company including all the Company’s now existing or hereafter acquired shares of stock or other equity security (including any interests, rights and other securities however evidenced which are convertible to stock or any other equity security of Smart Commerce and all rights incident thereto), including the right to vote the foregoing interests during the continuation of an event of default, and further including, but not limited to, the Company’s interest in, and rights to: (x) the profits, surplus, distributions and dividends, whether in cash or in kind (and including, but not limited to, any distributions of the proceeds of the liquidation of the assets of Smart Commerce made in connection with, as a result of, or pursuant to, a dissolution of Smart Commerce), and (y) the assets of Smart Commerce.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Collateral Agent and the Investors of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes and the other Transaction Documents, including all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Permitted Liens” means (a) Liens granted to secure indebtedness of Company permitted under the Purchase Agreement and incurred to finance the acquisition (whether by purchase or capitalized lease) of tangible assets (other than Inventory), but only on the assets acquired with the proceeds of such indebtedness, (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, (c) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens existing on the date of the Notes or of Liens described in clause (a) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of indebtedness being extended, renewed or refinanced does not increase, (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialman and other similar Liens arising in favor of a person imposed without action by such person, in each case that are incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, (e) Liens (other than Liens arising under the Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds, (f) judgment Liens in existence less than 60 days after the entry thereof or with respect to which execution has been stayed in an amount not to exceed $500,000 singly or in the aggregate and (g) Liens existing on the date hereof and described on Attachment 2 hereto.

“Senior Obligations” means all indebtedness and obligations of Smart Commerce to Fifth Third Bank evidenced by that certain promissory note issued by Smart Commerce to Fifth Third Bank on October 17, 2006 under that certain Business Loan Agreement dated October 17, 2006 between Smart Commerce and Fifth Third Bank and any amendment, restatement, modification, renewal, extension or refinance thereof.

“UCC” means the Uniform Commercial Code as in effect in the State of California from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes. Unless otherwise defined herein or in the Notes, all terms used herein that are defined in the UCC, whether capitalized or not, have the respective meanings given to those terms in the UCC.

2.  Grant of Security Interest. To secure prompt payment and performance of the Obligations, Company hereby pledges to Collateral Agent and grants to Collateral Agent, for the benefit of Collateral Agent and the Investors, a security interest in all right, title and interests of Company in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”). Such security interest shall be prior to all Liens other than Permitted Liens. Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include any equipment or other property financed by a third party, provided that such third party’s Liens are Liens of the type described in clause (a) of the definition of Permitted Liens; provided, further, that such equipment or other property shall be deemed “Collateral” hereunder if such third party’s Lien is released or otherwise terminated or if the agreement governing such Lien does not prohibit the Lien granted hereunder. For avoidance of doubt, so long as the Senior Obligations are outstanding, the security interest granted herein shall not extend to and the term “Collateral” shall not include the Excluded Investment Property and upon the indefeasible satisfaction of the Senior Obligations in full, the security interest granted herein shall automatically extend to and the term “Collateral” shall include the Excluded Investment Property effective as of the date such Senior Obligations are satisfied in full.

3.  General Representations and Warranties. Company represents and warrants to Collateral Agent and the Investors that (a) Company is the owner of the Collateral (or, in the case of (i) after-acquired Collateral, at the time Company acquires rights in the Collateral, or (ii) the Excluded Investment Property, at the time the Excluded Investment Property becomes subject to the security interested granted herein, will be the owner thereof) and that no other Person has (or, in the case of (i) after-acquired Collateral, at the time Company acquires rights in the Collateral, or (ii) the Excluded Investment Property, at the time the Excluded Investment Property becomes subject to the security interested granted herein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) this Security Agreement creates a valid security interest in favor of Collateral Agent, for the benefit of Collateral Agent and the Investors, in the Collateral of Company, to the extent a security interest therein can be created under the UCC; (c) upon the filing of UCC-1 financing statements in the filing office listed on Attachment 3 hereto, Collateral Agent has (or in the case of (i) after-acquired Collateral, at the time Company acquires rights in the Collateral, or (ii) the Excluded Investment Property, at the time the Excluded Investment Property becomes subject to the security interested granted herein, will have) a perfected security interest in the Collateral, prior to all Liens other than Permitted Liens, to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (d) with respect to any Collateral consisting of a Deposit Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by Company, the applicable depository bank or Securities Intermediary and Collateral Agent of an authenticated agreement granting control in accordance with the UCC to Collateral Agent over such Collateral, Collateral Agent shall have a valid and perfected, security interest in such Collateral, prior to all Liens other than Permitted Liens; (e) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act; and (f) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same;

4.  Covenants Relating to Collateral. Company covenants and agrees with Collateral Agent and Investors that from and after the date of this Security Agreement and until the date of termination of this Security Agreement in accordance with the terms hereof:

(a)  Company shall (i) perform all acts that may be necessary to maintain, preserve and protect the Collateral and to maintain, preserve, protect and perfect the Lien granted to Collateral Agent therein and the perfection and priority (subject to Permitted Liens) of such Lien; (ii) not use or permit any Collateral to be used (A) in violation in any material respect of any applicable law, rule or regulation, or (B) in violation of any policy of insurance covering the Collateral; (iii) pay promptly when due all taxes and other governmental charges, all obligations to which any Lien is related and all other charges and other obligations now or hereafter imposed upon or affecting any Collateral; (iv) not, without 30 days prior written notice to Collateral Agent, (A)  change Company’s name or place of business (or, if Company has more than one place of business, its chief executive office), or the office in which Company’s records relating to accounts receivable and payment intangibles are kept or (B) change Company’s state of incorporation, entity type or state organizational number, (v) procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Collateral Agent to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly upon the request of Collateral Agent all originals of Collateral consisting of instruments.

(b)  Company covenants and agrees that upon the acquisition of any fee interest in real property it will promptly (and in any event within five (5) business days of acquisition) notify Collateral Agent of the acquisition of such real property and will grant to Collateral Agent, for the benefit of Collateral Agent and the Investors, a mortgage or other real property security instrument on each fee interest in real property now or hereafter owned by Company and shall deliver such other documentation and opinions, in form and substance satisfactory to Collateral Agent, in connection with the grant of such mortgage or security instrument as Collateral Agent shall request, including title insurance policies, financing statements, fixture filings and environmental audits and Company shall pay all recording costs, intangible taxes and other fees and costs (including reasonable attorneys fees and expenses) incurred in connection therewith. Such mortgage or other real property security instrument shall be prior to all Liens other than Permitted Liens. Company acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property.

(c)  Company shall promptly (and in any event within five (5) business days of receipt thereof), notify Collateral Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party and, upon request of Collateral Agent, authorize the filing of additional financing statements or amendments to existing financing statements and do such other acts or things deemed necessary or desirable by Collateral Agent to give Collateral Agent, perfected security interest in any such Commercial Tort Claim, prior to all Liens other than Permitted Liens.

(d)  Company shall promptly (and in any event within five (5) business days of acquiring or obtaining such Collateral) notify Collateral Agent in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Trademarks, Patents, Copyrights, licenses with respect to any of the foregoing, Investment Property, Chattel Paper (electronic, tangible or otherwise), Documents, Instruments or Letter-of-Credit Rights or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, Documents or Instruments and, in each such case upon the request of Collateral Agent and in accordance with Section 6 hereof, promptly execute such other documents, or if applicable, deliver such Chattel Paper, Documents, Instruments, other possessory collateral or certificates evidencing any Investment Property (other than the Excluded Investment Property) in accordance with Section 6 hereof and do such other acts or things reasonably deemed necessary or desirable by Collateral Agent to protect Collateral Agent’s Lien therein.

(e)  At the request of Collateral Agent, Company shall obtain an authenticated control agreement, in form and substance satisfactory to Collateral Agent, from each bank holding a Deposit Account for Company and each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for Company.

(f)  Company shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except (A) expressly permitted by the Purchase Agreement, (B) sales, assignments or other dispositions of inventory in the ordinary course of business, (C) sales, assignments or other dispositions of worn-out or obsolete equipment no longer used or useful in the business of Company in the ordinary course of business, (D) licenses of intellectual property pursuant to a non-exclusive license granted to others not interfering in any material respect with the business of Company, and (E) licenses of intellectual property pursuant to an exclusive license with respect to geographic location, limited time duration or field of use granted to others not interfering in any material respect with the business of Company, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for Permitted Liens. The inclusion of proceeds in the Collateral shall not be deemed to constitute Collateral Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Security Agreement or the Purchase Agreement.

5.  Authorized Action by Collateral Agent. Company hereby appoints Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Collateral Agent may perform (but Collateral Agent shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, exercise such rights and powers as Company might exercise with respect to the Collateral, and take any other action and execute any instrument which Collateral Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Company relating to the Collateral; and (f) to perform any and all of the obligations of Company contained in any contract, lease, or other agreement and exercise any and all rights of Company therein contained as fully as Company itself could; and (g) execute other documents, instruments and agreements required hereunder; provided, however, that Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (f) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Company agrees to reimburse Collateral Agent upon demand for any costs and expenses, including reasonable attorneys’ fees, Collateral Agent may incur while acting as Company’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Collateral Agent’s possession; provided, however, that Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral. To the extent permitted by law, Company hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof and within the limits set forth above. This power of attorney is coupled with an interest and shall be irrevocable until this Security Agreement is terminated.

6.  Further Assurances.

(a)  Company agrees that from time to time, at its own expense, Company will promptly execute and deliver all further endorsements, assignments, instruments, documents and other writings, and take all further action, that may be necessary or that Collateral Agent may reasonably request, in order to perfect, protect and maintain any Lien granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b)  Company authorizes the filing by Collateral Agent financing or continuation statements, or amendments thereto, and Company will execute and deliver to Collateral Agent such other instruments or notices as may be necessary or as Collateral Agent may reasonably request, in order to perfect and preserve the Lien granted or purported to be granted hereby.

(c)  Company authorizes Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance. Company also hereby ratifies any and all financing statements or amendments previously filed by Collateral Agent in any jurisdiction.

(d)  Company acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Security Agreement without the prior written consent of Collateral Agent, subject to Company’s rights under Section 9-509(d)(2) of the UCC.

7.  Default and Remedies.

(a)  Default. Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Notes).

(b)  General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, Collateral Agent shall have, in addition to the rights and remedies provided herein, in the Transaction Documents, in any other documents relating to the Obligations, or by applicable law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, Collateral Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by Company, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require Company to assemble and make available to Collateral Agent at the expense of Company any Collateral at one or more locations where Company regularly maintains inventory, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without notice, except as provided below, which Company hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as Collateral Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Company acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. Neither Collateral Agent’s compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. Company agrees that to the extent notice of sale shall be required by law, any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to Company in accordance with the notice provisions of this Security Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable law, Collateral Agent or any Investor may be a purchaser at any such sale. To the extent permitted by applicable law, Company hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or Collateral Agent may further postpone such sale by announcement made at such time and place.

(c)  Intellectual Property License. In furtherance of Collateral Agent’s rights hereunder, Company hereby grants to Collateral Agent an irrevocable, non-exclusive license, exercisable without royalty or other payment by Collateral Agent, and in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Company now or hereafter has any right, title or interest, together with the right of access to all media in which any of the foregoing may be recorded or stored.

(d)  Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, Collateral Agent shall have the right to enter and remain upon the various premises of Company without cost or charge to Collateral Agent, and use the same, together with materials, supplies, books and records of Company for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, upon the occurrence and during the continuation of an Event of Default, Collateral Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(e)  Nonexclusive Nature of Remedies. Failure by Collateral Agent or the Investors to exercise any right, remedy or option under this Security Agreement, any other Transaction Document, any other document relating to the Obligations, or as provided by applicable law, or any delay by Collateral Agent or the holders of the Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. To the extent permitted by law, neither Collateral Agent, the Investors, nor any party acting as attorney for Collateral Agent or the Investors, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of Collateral Agent and the Investors under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which Collateral Agent or the Investors may have.

(f)  Marshaling. Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Collateral Agent’s rights and remedies under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Company hereby irrevocably waives the benefits of all such laws.

(g)  Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i)  First, to the payment of costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent;

(ii)  Second, to the payment to each Investor of the interest due, owing or unpaid on such Investor’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount due, owing or unpaid upon such Note, then its Pro Rata Share of the amount remaining to be distributed;

(iii)  Third, to the payment to each Investor of the principal amount due, owing or unpaid on such Investor’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount due, owing or unpaid upon such Note, then its Pro Rata Share of the amount remaining to be distributed;

(iv)  Fourth, to the payment of other amounts payable to Collateral Agent and each Investor under any of the Transaction Documents, and in case such proceeds shall be insufficient to pay in full the whole amount due, owing or unpaid under such Transaction Documents, the amount remaining to be distributed shall be distributed pro rata in accordance with such other amounts payable; and

(v)  Fifth, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Security Agreement, the term “Pro Rata Share” shall mean, when calculating a Investor’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the outstanding principal amount of such Investor’s Note(s) and (ii) the denominator of which is the aggregate outstanding principal amount of all Notes issued under the Purchase Agreement. In the event that an Investor receives payments or distributions in excess of its Pro Rata Share, then such Investor shall hold in trust all such excess payments or distributions for the benefit of the other Investors and shall pay such amounts held in trust to such other Investors upon demand by such Investors in accordance with the Pro Rata Shares of such Investors.

(h)  Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which Collateral Agent or the Investors are legally entitled, Company shall be liable for the deficiency, together with interest thereon at the rate of interest set forth in the Notes the costs of collection and the reasonable fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to Company or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

8.  Miscellaneous.

(a)  Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Collateral Agent under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices, requests, demands, consents, instructions or other communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

Collateral Agent:

Doron Roethler

c/o Michal Raviv, Adv.
Gibor Sport House (28th floor)
7, Menahem Begin (Betzalel) St.
Ramat Gan 52521, Israel
Tel.:  +972 (3) 575-5525 ext. 111
Fax: +972 (3) 575-5526

Company:
Smart Online, Inc
2530 Meridian Parkway, 2nd Floor
Durham, NC 27713
Attention: James Gayton, Corporate Counsel
Telephone: (919) 765-5000
Facsimile: (919) 765-5020

with a copy to:
Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, LLP
2500 Wachovia Capitol Center
Raleigh, North Carolina 27602-2611
Attention: Margaret N. Rosenfeld
Telephone: (919) 821-6714
Facsimile: (919) 821-6800

(b)  Termination of Security Interest.

(i)  Upon the payment in full of all Obligations to the satisfaction of Collateral Agent and the Investors, the security interest granted herein shall terminate. Upon such termination Collateral Agent shall, upon the request and at the expense of Company, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by Company evidencing such termination.

(ii)  This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by Collateral Agent or any Investor as a preference, fraudulent conveyance or otherwise under any federal, state or foreign bankruptcy, reorganization, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by Collateral Agent or any Investor in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

(c)  Nonwaiver. No failure or delay on Collateral Agent’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d)  Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and Collateral Agent. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e)  Assignments. This Security Agreement shall be binding upon and inure to the benefit of Collateral Agent and Company and their respective successors and assigns; provided, however, that Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Collateral Agent.

(f)  Cumulative Rights, etc. The rights, powers and remedies of Collateral Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral Agent’s rights hereunder. Company waives any right to require Collateral Agent to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Collateral Agent’s power.

(g)  Payments Free of Taxes, Etc. All payments made by Company under the Transaction Documents shall be made by Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Collateral Agent, Company shall furnish evidence satisfactory to Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h)  Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(i)  Construction. Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Company, the Investors, Collateral Agent and their respective counsel. Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company, Investors or Collateral Agent.

(j)  Entire Agreement. This Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of Company, Investors and Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(k)  Other Interpretive Provisions. References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be. The words “include” and “including” and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

(l)  Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to conflicts of law rules (except to the extent governed by the UCC).

(m)  Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. Delivery of an executed counterpart of this Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Security Agreement.

(n)  Collateral Agent’s Duties. The powers conferred on Collateral Agent hereunder are solely to protect Collateral Agent’s interest in the Collateral, for the benefit of Collateral Agent and the Investors, and shall not impose any duty upon Collateral Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

(o)  Collateral Agent May Perform. After the occurrence and during the continuation of an Event of Default, if Company fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Collateral Agent incurred in connection therewith shall be payable by Company.

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IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

SMART ONLINE, INC.

By: /s/ David E. Colburn
Name: David E. Colburn
Title: President and CEO

DORON ROETHLER

As Collateral Agent

/s/ Doron Roethler

Name: Doron Roethler

[Signature page to Security Agreement]

ATTACHMENT 1

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Company in and to the following property in full:

(i)  All Accounts;

(ii)  All Chattel Paper;

(iii)  All Commercial Tort Claims listed on Exhibit A;

(iv)  All Deposit Accounts and cash;

(v)  All Documents;

(vi)  All Equipment;

(vii)  All General Intangibles;

(viii)  All Goods;

(ix)  All Instruments;

(x)  All Intellectual Property;

(xi)  All Inventory;

(xii)  All Investment Property;

(xiii)  All Letter-of-Credit Rights; and

(xiv)  To the extent not otherwise included, all Supporting Obligations, Proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

Provided, however, Collateral does not include the Excluded Investment Property until such time as the Senior Obligations have been indefeasibly satisfied in full; provided, further, however upon the indefeasible satisfaction of the Senior Obligations in full, Collateral does include the Excluded Investment Property.

The term “Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by Company, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

All capitalized terms used in this Attachment 1 and not otherwise defined herein shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of California as in effect from time to time.
2

ATTACHMENT 2

TO SECURITY AGREEMENT

Loan Agreement dated as of November 14, 2006 between the Company and Wachovia Bank, N.A. and Security Agreement dated as of November 14, 2006 between the Company and Wachovia Bank, N.A.

3

ATTACHMENT 3

TO SECURITY AGREEMENT

State of Delaware